As filed with the Securities and Exchange Commission on February 28, 1995.
                                          Registration No. 33-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                     GUY F. ATKINSON COMPANY OF CALIFORNIA
             (Exact name of registrant as specified in its charter)

             Delaware                             94-1649018
  (State or other jurisdiction of              (I.R.S. Employer
  incorporation or organization)              Identification No.)

        1001 Bayhill Drive
       San Bruno, California                         94066
       (Address of Principal                      (Zip Code)
        Executive Offices)

                           1990 EXECUTIVE STOCK PLAN
                            (Full title of the plan)

                                                   Copy to:
         THERESE AMBRUSKO                       BLAIR W. WHITE
   General Counsel and Secretary                T. MICHAEL HIRD
Guy F. Atkinson Company of California      Pillsbury Madison & Sutro
        1001 Bayhill Drive                       P.O. Box 7880
    San Bruno, California 94066             San Francisco, CA 94120
        (415) 876-1000                          (415) 983-1000
   (Name, address and telephone
   number, including area code,
       of agent for service)

                        CALCULATION OF REGISTRATION FEE

Title of         Amount     Proposed Maximum   Proposed        Amount of
Securities To     To Be      Offering PriceMaximum Aggregate Registration
Be Registered  Registered     per Share(1) Offering Price(1)      Fee


Common Stock 500,000 shares      $10.00        $5,000,000      $1,724.40


(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the NASDAQ National Market System on February 23, 1995.

                               _________________

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


 *Item 1: Plan Information

 *Item 2: Registrant Information and Employee Plan Annual
           Information

 *   Information required by Part I to be contained in the
      Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


 Item 3:  Incorporation of Documents by Reference


     The following documents, which have been filed by Guy F. Atkinson Company of California, a Delaware corporation (the "Registrant"), or its predecessor, Guy F. Atkinson Company of California, a California corporation (the "Predecessor"), with the Securities and Exchange Commission (the "SEC"), are incorporated by reference herein:

     (a) The Predecessor's Annual Report on Form 10-K for the year ended December 31, 1993;

     (b) All other reports filed by the Predecessor or the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the
           "Exchange Act"), since December 31, 1993; and

     (c) The description of the Predecessor's common stock contained in the registration statement on Form 10 (SEC File No. 0-3062) filed by the Predecessor under the Exchange Act with the SEC on April 29, 1968, including any amendments or reports filed for the purpose of updating such description (as a result of the Predecessor's registration of its common stock under the Exchange Act, the Registrant's common stock is deemed registered under Section 12 of the Exchange Act pursuant to Rule 12g-3(a) promulgated thereunder; for a discussion regarding the Registrant's common stock, please refer to the Predecessor's proxy statement for its Annual Meeting held on April 21, 1994 (SEC File No. 0-3062) at which the Predecessor's shareholders approved a reincorporation to Delaware which was consummated promptly thereafter and resulted in the succession of registrants from the Predecessor to the Registrant).

     Until such time that a post-effective amendment to this Registration Statement has been filed which indicates that all securities issued hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

 Item 4:  Description of Securities

     Not applicable.

 Item 5:  Interests of Named Experts and Counsel

     Not applicable.

 Item 6:  Indemnification of Directors and Officers

     Delaware Corporations Code Section 145 ("Section 145") is the governing statute concerning indemnification of officers and directors and, in effect, provides that a director or officer may be indemnified against expenses (including attorneys' fees), fines, judgments and amounts paid in settlement actually and reasonably incurred by him or her in connection with suits and proceedings brought or threatened to be brought against him or her by reason of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Registrant and, in the case of criminal proceedings, had no reason to believe that his or her conduct was unlawful.

     With respect to a suit by or on behalf of the Registrant, a director or officer may be indemnified against expenses actually and reasonably incurred by him or her if he or she acted in good faith in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant. No indemnification shall be made of amounts paid in connection with the defense or settlement of a threatened or pending suit as to matters which such director or officer shall have been adjudged liable to the Registrant, unless the court, upon application, determines that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. To the extent that a director or officer has been successful on the merits or otherwise in the suit or any claim therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her. The indemnification provided by Section 145 is not exclusive of any other rights to which such director or officer seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, with respect to action in his or her official capacity and with respect to action in another capacity while holding such office.

     Registrant's Certificate of Incorporation (Exhibit 4.1 hereto) and Registrant's Bylaws (Exhibit 4.2 hereto) provide for the maximum indemnification permissible under Delaware law.

 Item 7:  Exemption from Registration Claimed

     Not applicable.

 Item 8:  Exhibits

     See Exhibit Index.

 Item 9:  Undertakings

     1. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     2. The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     3.   The Registrant hereby undertakes:

          (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly autho-

 rized, in the City of San Bruno, State of California, on February 27, 1995.

                         GUY F. ATKINSON COMPANY OF
                               CALIFORNIA


                              By       /s/ JACK J. AGRESTI
                                         Jack J. Agresti
                                          President and
                                     Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        Signature                      Title                     Date

  /s/ Jack J. Agresti          President, Chief                 2/27/95
    Jack J. Agresti            Executive Officer
                               (Principal Executive
                               Officer) and Director

 /s/Herbert D. Montgomery      Vice President and               2/27/95
    Herbert D. Montgomery      Chief Financial Officer
                               (Principal Financial
                               Officer and Principal
                               Accounting Officer)

 */s/Duane E. Atkinson         Director                         2/24/95
    Duane E. Atkinson

 */s/ Ray N. Atkinson          Director                         2/24/95
     Ray N. Atkinson

*/s/ William E. Burch          Director                         2/24/95
   William E. Burch

*/s/J. Phillip Frazier         Director                         2/24/95
  J. Phillip Frazier

 */s/ Donald R. Kayser         Director                         2/24/95
    Donald R. Kayser

*/s/ Ross J. Turner            Director                         2/24/95
   Ross J. Turner

*/s/ John F. Whitsett          Director                         2/24/95
   John F. Whitsett


 * By:   /s/ Therese Ambrusko
       Attorney-in-Fact

                              EXHIBIT INDEX


                                                         Sequentially
 Exhibit Number            Description                   Numbered Page

       4.1*                Certificate of Incorporation       -
                           of the Registrant

       4.2*                Bylaws of the Registrant           -

       4.3**               Stockholder Rights Agreement,      -
                           dated as of May 9, 1994,
                           between Registrant and The
                           Bank of New York, as
                           Rights Agent ("Shareholder
                           Rights Agreement")

       5                   Opinion of Therese Ambrusko        9
                           regarding the legality
                           of certain securities being
                           offered

       24.1                Consent of Coopers & Lybrand       10
                           L.L.P.

       24.2                Consent of Therese Ambrusko        -
                           (filed as a portion of
                           Exhibit 5)

       25                  Power of Attorney                  11

       99                  1990 Executive Stock Plan          12


       *Filed as an exhibit to the Form 10-Q of Registrant for the period ended March 31, 1994 (File No. O-3062) and incorporated herein by reference.

       **Filed as an exhibit to the Form 8-A of Registrant filed on May 10, 1994 (File No. O-3062) and incorporated herein by reference.

                                EXHIBIT 5




                                                        February 23, 1995



 Guy F. Atkinson Company of California
 1001 Bayhill Drive
 San Bruno, California  94066


       Re:  Registration Statement on Form S-8


 Gentlemen:

       With reference to the Registration Statement on Form S-8 to be filed by Guy F. Atkinson Company of California, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to up to 500,000 shares of the Company's Common Stock issuable pursuant to the Company's 1990 Executive Stock Plan (the "Stock Plan"), it is my opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Stock Plan, will be legally issued, fully paid and nonassessable.

       I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registra-tion Statement.


                                  Very truly yours,


                                  /s/ Therese Ambrusko

                               EXHIBIT 24.1

                     CONSENT OF INDEPENDENT AUDITORS


 We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 1994, on our audits of the consolidated financial statements and financial statement schedule of Guy F. Atkinson Company of California as of December 31, 1993 and 1992 and for the three years in the period ended December 31, 1993.



                         /s/ Coopers & Lybrand L.L.P.




 San Francisco, California
 February 23, 1995

                           EXHIBIT 25

                          POWER OF ATTORNEY

      KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Therese Ambrusko and Herbert
D. Montgomery, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, with respect to the Registration Statement on Form S-8 of Guy F. Atkinson Company of California, a Delaware corporation with respect to its 1990 Executive Stock Plan, to sign such Registration Statement, to sign any and all amendments, including post-effective amendments, to the such Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents for his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.


Dated: November 22, 1994      /s/ Duane E. Atkinson
                                   Duane E. Atkinson


Dated: November 22, 1994      /s/ Ray N. Atkinson
                                   Ray N. Atkinson


Dated: November 22, 1994      /s/ William E. Burch
                                   William E. Burch


Dated: November 22, 1994      /s/ J. Phillip Frazier
                                   J. Phillip Frazier


Dated: November 22, 1994      /s/ Thomas J. Henderson
                                   Thomas J. Henderson


Dated: November 22, 1994      /s/ Donald R. Kayser
                                   Donald R. Kayser


Dated: February 16, 1995      /s/ Ross J. Turner
                                   Ross J. Turner


Dated: November 22, 1994      /s/ John F. Whitsett
                                   John F. Whitsett

                                EXHIBIT 99

                   GUY F. ATKINSON COMPANY OF CALIFORNIA
                         1990 EXECUTIVE STOCK PLAN


  1.   INTRODUCTION:

       This Plan establishes the right of, and procedures for, Guy F. Atkinson Company of California to grant stock options and restricted stock to its officers and key employees. The Plan provides for the granting of (1) Non-Qualified Stock Options to purchase the common stock of the Guy F. Atkinson Company of California and (2) the issuance of shares of the common stock of the Guy F. Atkinson Company of California, subject to full restrictions on transfer in any manner for varying periods ("Restricted Shares"). This Plan sets forth provisions available to both the Non-Qualified Stock Options and Restricted Stock.

  2.   PROVISIONS OF GENERAL APPLICATION:

       The provisions of this Section 2 apply to both Non-
Qualified Options and Restricted Stock issued by the Company.

       2.1  Objectives of the Plan:

       The purpose of this Plan is to encourage ownership of Common Stock of the Company by officers and key employees of the Company and current or future subsidiaries. The Plan is intended to provide an incentive for maximum effort in the successful operation of the Company and is expected to benefit the shareholders of the Company by enabling the Company to attract and retain personnel of the best available talent through the opportunity to share, by the proprietary interests created by this Plan, in the increased value of the Company's shares to which such personnel have contributed.

       2.2  Stock Reserved for this Plan:

       The common stock to be issued pursuant to this Plan, upon the exercise of options granted under this Plan or as Restricted Shares issued under this Plan, will not exceed 500,000 shares of the common stock of the Company (the "Shares"). Such Shares may be authorized and unissued Shares or issued Shares acquired by the Company or any of its subsidiaries. Shares subject to any option under this Plan which are not exercised in full prior to expiration or Shares as to which the right to purchase is forfeited through default or otherwise, shall remain available for other options or for issuance as Restricted Shares under this Plan provided that the aggregate number of Shares under this Plan shall not exceed 500,000.

       2.3  Administration of this Plan:

       This Plan will be administered by the Board of Directors of the Company (the "Board"). No member of the Board who is or may become eligible to receive an option under this Plan shall participate in the actions of the Board in respect of this Plan.

       The Board on consideration of recommendations of the Chief Executive Officer of the Company (or the Compensation
Committee of the Board if the recipient is the Chief Executive
Officer), if it deems the same appropriate, shall:

       (a) Determine the number of Shares subject to any option, the terms thereof, and direct the Chief Executive
Officer, or other officers in his absence, to issue such options;

       (b) Determine the number of Shares to be granted with restrictions and the terms and conditions of such restrictions and shall direct the Chief Executive Officer, or other officers in his absence, to issue such Restricted Shares and to effect the release of such restrictions upon proper fulfillment of conditions of restrictions;

       (c) Prescribe rules and regulations from time to time for administration of this Plan;

       (d)  Decide any questions arising as to the
interpretation or application of any provisions of this Plan.

       Any action, decision, interpretation or determination by the Board with respect to this Plan shall be final and binding upon any and all employees.

       2.4  Eligibility; Facts to be Considered in Granting
            Options or Restricted Shares:

       Options or Restricted Shares may be granted to any officer or key employee who, at the time an option is granted, is a regular full-time employee of the Company or of any subsidiary. In its determination of an employee to whom an option or Restricted Shares shall be granted and the number of Shares to be covered by such option or grant, the Board shall take into account the duties of the employee, the present and potential contributions of the employee to the success of the Company, and other factors deemed relevant by the Board in connection with accomplishing the purpose of this Plan. An employee who has been granted an option to purchase Shares of the Company, or has been awarded Restricted Shares, whether under this Plan or otherwise, may, if the Board shall determine, be granted additional options or Restricted Shares.

  3.   PROVISIONS APPLICABLE SOLELY TO NON-QUALIFIED STOCK
       OPTIONS:

       3.1 Option Purchase Price. The option purchase price of each Share optioned under this Plan shall be the average of the closing "bid" and "ask" price of the stock as of 4:00 o'clock p.m., New York City Time as quoted in the National Over-The-Counter NASDAQ listing as officially published by the National Association of Securities Dealers, Inc. for the date of grant.

       3.2  Vesting of Non-Qualified Options:

       The Board shall have the authority to establish the time or times at which the Non-Qualified Stock Option Shares may be purchased and whether all of the options may be exercised at one time or in increments. If not otherwise specified by the Board at the time of the grant, the exercise rights for each award will vest with respect to 25% of the Non-Qualified Stock Options so awarded on each of the first four annual anniversary dates of the award.

       3.3  Rights of Optionee in the Event of Merger,
            Consolidation, Tender Offer, Sale of Assets or
            Dissolution:

       (a) Not withstanding anything in this Plan to the contrary, the Optionee may purchase the full amount of Non-
Qualified Stock Option Shares for which options have been granted to the Optionee and for which the options have not been exercised under the following conditions:

          (1) The Optionee may conditionally purchase any or all Non-Qualified Stock Option Shares during the period commencing twenty-seven (27) days and ending seven (7) days prior to the scheduled effective date of a merger or consolidation (as such effective date may be delayed from time to time) wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among the Company and other corporations related to or affiliated with the Company;

          (2) The Optionee may conditionally purchase any or all Non-Qualified Stock Option Shares during the period commencing on the initial date of a tender offer for the Shares (other than a tender offer by the Company) subject to the Securities Exchange Act of 1934 and the rules promulgated thereunder and ending on the day preceding the scheduled termination date of acceptance of tenders of shares by the offeror under such tender offer (as such termination date may be extended by such offeror);

          (3) The Optionee may conditionally purchase any or all Non-Qualified Stock Option Shares during the period commencing on the date the shareholders of the Company approve a sale of substantially all the assets of the Company and ending seven (7) days prior to the scheduled closing date of such sale (as such closing date may be delayed from time to time).

          (4) The Optionee may conditionally purchase any or all Non-Qualified Stock Option Shares during the period commencing on the date the Company files its statement of Intent to Dissolve and ending thirty (30) days later but not in any event later than the day before the Company files its Articles of Dissolution.

       (b) If the merger, consolidation, tender offer, sale of assets or dissolution, as the case may be and as described in Subsection (1) through (4) of Section 3.3(a), once commenced, is cancelled or revoked, the conditional purchase of Shares for which the option to purchase would not have otherwise been exercisable at the time of said cancellation or revocation, but for the operation of this Section 3.3, shall be rescinded. With respect to all other Shares conditionally purchased, the Optionee may rescind such purchase at his option.

       (c) If the merger, consolidation, tender offer, or sale of assets does occur or thirty (30) days passes after a Statement of Intent to Dissolve is filed (or Articles of Dissolution are filed) and the Optionee has not conditionally purchased all Non-Qualified Stock Option Shares, all unexercised options shall terminate on the effective termination or closing date, or thirty
(30) days after said filing date (but not later than the day before Articles of Dissolution are filed), as the case may be.

       (d) If the Company shall be the surviving corporation in any merger or is a party to a merger or consolidation which is between or among the Company and other corporations related to or affiliated with the Company, any option granted hereunder shall pertain and apply to the securities to which a holder of the number of Shares of Common Stock subject to the option would have been entitled.

       (e)  Nothing herein shall allow the Optionee to purchase
Non-Qualified Stock Option Shares, the options for which have expired.

       3.4  Terms and Expiration of Options:

       Each option granted under this Plan shall be in writing, shall be subject to such amendment or modification from time to time as the Board shall deem necessary or appropriate to comply with or take advantage of applicable laws or regulations and shall contain provisions to the following effect, together with such other provisions as the Board shall from time to time approve:

       (a) that, subject to the provisions of Section 3.4(b) below, the option, as to the whole or any part thereof, may be exercised only by the Optionee or his personal representative;

       (b) that neither the whole nor any part of the option shall be transferable by the Optionee or by operation of law otherwise than by the will of, or by the laws of descent and distribution applicable to, a deceased Optionee and that the option and any and all rights granted to the Optionee thereunder and not theretofore effectively and completely exercised shall automatically terminate and expire upon any sale, transfer or hypothecation or any attempted sale, transfer or hypothecation of such rights or upon the bankruptcy or insolvency of the Optionee or his or her estate;

       (c) that subject to the foregoing provisions, an option may be exercised at different times for portions of the total number of Shares which the right to purchase shall have vested provided that such portions are in multiples of one hundred (100) shares;

       (d) that the Optionee shall have no right to receive any dividend on or to vote or exercise any right in respect to any Shares the certificate for which has not been issued to him;

       (e) that the option shall expire at the earliest of the following:

          (1) The date specified in the option, which in no event shall be more than ten years from the date of award.

          (2) Ninety days after voluntary or involuntary termination of Optionee's employment, other than termination as described in paragraphs (3) or (4) below.

          (3) Upon the discharge of Optionee for misconduct, willfully or wantonly harmful to the Company;

          (4) Twelve (12) months after Optionee's death or termination due to disability, as those terms are defined in the Company's pension plan, or normal or approved early retirement;

          (5) In the event of a merger, consolidation, tender offer, sale of assets or filing of a Statement of Intent to Dissolve (or the filing of Articles of Dissolution), on the date specified in Section 3.3(c). However, if the merger, consolidation, tender offer or sale of assets does not occur or if a Statement of Revocation of Voluntary Dissolution Proceedings is filed within the thirty (30) days after a Statement of Intent to Dissolve is filed, as the case may be, all options which are terminated pursuant to this Subsection (e)(5) shall be reinstated as if no action with respect to any of said events had been contemplated or taken by any party thereto and all Optionees shall be returned to their position on the date of termination; and

       (f) that the terms of the option shall not be affected by any change of duties or position so long as the Optionee shall continue to be employed by the Company or a subsidiary.

       3.5  Notice of Intent to Exercise Option:

       The Optionee (or other person or persons, if any, entitled thereto hereunder) desiring to exercise an option granted hereunder as to all or part of the Shares covered thereby shall in writing notify the Company at its principal office at 10 West Orange Avenue, South San Francisco, California, to that effect, specifying the number of Shares to be purchased and, if required by the Company, representing in form satisfactory to the Company that the Shares are being purchased for investment and not with a view to resale or distribution.

       3.6  Method of Exercise of Option:

       Within ten (10) days after receipt of the Company of the notice provided in the foregoing Section 3.5, but not later than the expiration date specified in Section 3.4(e), the option shall be exercised as to the number of Shares specified in the notice by payment to the Company of the amount specified in Section 3.8 or with the Company's approval by the delivery of an irrevocable subscription agreement, in conformity with Section 409(d) of the California Code, for the Shares obligating the option holder to take and pay the amount set forth in paragraph 3.8 for the stock not more than twelve (12) months after the date of delivery of the subscription agreement. Payment of the purchase price provided in the Option may be made in cash, or shares of the Company's common stock owned by the optionee for a period of six
(6) months, or in any combination of cash and shares of the Company's common stock. Full or partial payment in shares of the Company's common stock shall be deemed to be the equivalent of payment in cash of the fair market value for those shares. For purposes of this Plan, "fair market value" is defined as the average of the closing "bid" and "ask" prices as of 4:00 o'clock p.m., Eastern Standard Time as quoted in The National Over-The-Counter NASDAQ listing as officially published by The National Association of Securities Dealers, Inc. for the date of purchase.

       3.7  Recapitalization:

       The aggregate number of Shares for which options may be granted hereunder, the number of Shares covered by each outstanding option, and the price per share thereof in each such option shall be proportionately adjusted for any increase or decrease in the number of outstanding Shares of Common Stock of the Company resulting from a division or consolidation of shares or any other increase or decrease in such Shares effected without receipt of consideration by the Company excluding any decrease arising from the purchase of Shares for the treasury. If the adjustment would result in a fractional share, the Optionee shall be entitled to one (1) additional share, provided that the total number of shares to be granted under this Plan shall not be increased above the equivalent number of shares initially allocated to this Plan.

       3.8  Method of Exercise of Option:

       The amount to be paid by the Optionee upon exercise of a Non-Qualified Stock Option shall be the full purchase price thereof provided in the option, together with the amount of federal, state, or local taxes of any kind required to be withheld by the Company. An Optionee may elect to pay his withholding taxes by having the Company withhold shares of Company stock having a value equal to the amount required to be withheld. The value of the shares to be withheld is deemed to equal the fair market value of the shares on the day the option is exercised. An election by an Optionee to have shares withheld for this purpose will be subject to the following restrictions:

       (a) If an Optionee has received multiple option grants, a separate election must be made for each grant;

       (b) the election must be made prior to the day the option is exercised;

       (c)  the election will be irrevocable;

       (d) the election will be subject to the disapproval of the Board;

       (e) if the Optionee is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934
("Section 16"), the election may not be made within six months following the grant of the option; and

       (f) if the Optionee is an officer of the Company within the meaning of Section 16, the election must be made either six months prior to the day the opinion is exercised or in the ten-day "window period" beginning on the third day following the release of the Company's quarterly or annual summary statement of sales and earnings.

       3.9  Substitutions and Assumptions:

       The Board shall have the right to substitute or assume options in connection with mergers, reorganizations, separations or other "corporate transactions" as that term is defined in and said substitutions and assumptions are permitted by Section 425 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 2.2 may be increased by the corresponding number of options assumed and, in the case of a substitution, by the net increase in the number of Shares subject to options before and after the substitution.

  4.   PROVISIONS APPLICABLE SOLELY TO RESTRICTED SHARES

       4.1  Restricted Share Grants Participation:

       The Board shall review the recommendation of the CEO and shall select those executives or key employees of the Company and its subsidiaries it considers will best serve the purpose of this Plan and shall determine the number of Restricted Shares to be awarded to each such participant.

       4.2  Number of Shares Available:

       The aggregate number of Shares of common stock of Guy F.
Atkinson Company of California which may be issued as restricted stock shall not exceed 100,000 shares or 20% of the total shares reserved for this Plan.

       4.3  Restrictions for Restricted Shares:

       No shares of restricted stock may be sold, assigned, pledged, hypothecated or otherwise transferred or encumbered unless and until the restrictions are released at such date and dates, not less than one year nor more than five years after the date of the award, and in such installments as the Board may determine at the time of each award. At the appropriate date, certificates for the portion of the shares released may be surrendered for reissue without any restrictive legend. Unless Restricted Shares are reverted to the Company, the Participant as owner of record shall at all times be entitled to all dividends and other distributions and to exercise all voting rights related thereto.

       4.4  Condition of Award:

       The fact that an employee has been awarded Restricted
Shares under this Plan shall not effect nor qualify the right of the employer to terminate such employee's employment at any time.

       4.5  Cessation of Employment:

       In the event the recipient of Restricted Shares cease to be an employee of the Company, its subsidiaries or affiliates while holding restricted stock and:

       (a) Such cessation is by reason of death or disability as such terms are defined from time to time in the Company's pension plan, the restrictions shall be released with respect to all Restricted Shares.

       (b) Such cessation is by reason of retirement at or after normal retirement date as that term is defined in the Company's pension plan, the restrictions described herein shall be released with respect to a number of shares which bear the same relation to the number of shares then held as (i) the number of full calendar months between the date of the award for such shares and such cessation bears, (ii) the number of full calendar months between the date of the award and the final date restrictions are released, unless the Board, in its sole discretion, releases the restrictions with respect to a greater number of Restricted Shares. Any remaining Restricted Shares shall at the date of such cessation revert to the Company without any action on the part of the Recipient whose interest therein shall forthwith cease.

       (c) Such cessation is by any reason not contemplated under paragraph (a) or (b) above, all shares of restricted stock shall as of the date of such cessation revert to the Company without any action on the part of the Recipient whose interest therein shall forthwith cease unless the Board, in its sole discretion, releases the restrictions with respect to any part of the shares.

       Restricted Shares which shall revert to the Company under the terms of this article shall remain available under the Plan for issuance either in an option award or as Restricted Shares.

       4.6  Consent of Participant:

       Every Participant shall be bound by the terms, conditions and restrictions of this Plan, and acceptance of any award of Restricted Shares pursuant to this Plan shall constitute an agreement between the Participant and the Company or any of its subsidiary companies and any successors in interest of any of them.

       5. TERMINATION AND AMENDMENT OF THIS PLAN:

       The Board may at any time modify, amend or terminate this Plan, provided, however, that no amendment or modification shall increase the number of shares reserved for this Plan or change the class of employee to whom the Shares are reserved under this Plan. No amendment, modification, or termination of the Plan may adversely affect options granted prior to such actions or Restricted Shares issued prior to such action.

       6. DURATION OF PLAN:

       This Plan will terminate on April 15, 1995, unless an earlier termination date is fixed by action of the Board, but any options granted or Restricted Shares awarded prior thereto shall continue outstanding in accordance with the terms and conditions of this Plan.